UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Lincoln National Corporation
______________________________________________________________________
(Name of Registrant as Specified in Its Charter)
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Your Vote Counts! LINCOLN NATIONAL CORPORATION 2024 Annual Meeting of Shareholders Vote by May 22, 2024 11:59 PM ET. For shares held in a Plan, vote by May 20, 2024 11:59 PM ET.LINCOLN NATIONAL CORPORATION 150 NORTH RADNOR-CHESTER RD RADNOR, PA 19087 You invested in LINCOLN NATIONAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 23, 2024. Get informed before you vote View the Proxy Statement and Notice of Annual Meeting and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 9, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 23, 2024 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/LNC2024 *Please check the meeting materials for any special requirements for meeting attendance.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	The election of twelve directors for a one-year term expiring at the 2025 Annual Meeting.	
	Nominees:	
1a.	Deirdre P. Connelly	For
1b.	Ellen G. Cooper	For
1c.	William H. Cunningham	For
1d.	Reginald E. Davis	For
1e.	Eric G. Johnson	For
1f.	Gary C. Kelly	For
1g.	M. Leanne Lachman	For
1h.	Dale LeFebvre	For
1i.	Janet Liang	For
1j.	Michael F. Mee	For
1k.	Owen Ryan	For
1l.	Lynn M. Utter	For
2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2024.	For
3.	The approval of an advisory resolution on the compensation of our named executive officers.	For
4.	The approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.	For
5.	Shareholder proposal to amend our governing documents to provide for an independent chairman of the board.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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